Exhibit 10.34

QUINTILES TRANSNATIONAL HOLDINGS INC.

2013 STOCK INCENTIVE PLAN

AWARD AGREEMENT

(Awarding Restricted Stock Units )

THIS AWARD AGREEMENT (this “Agreement”) is made by and between Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), and «Name» (the “Participant”) pursuant to the provisions of the Quintiles Transnational Holdings Inc. 2013 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not defined in this Agreement shall have the meanings given to them in the Plan.

WITNESSETH:

WHEREAS, the Participant is providing, or has agreed to provide, services to the Company, or Affiliate or a Subsidiary of the Company, as an Employee, Director or Third Party Service Provider; and

WHEREAS, the Company considers it desirable and in its best interests that the Participant be given a personal stake in the Company’s growth, development and financial success through the grant of Restricted Stock Units (the “RSUs”) that will settle in shares of the $.01 par value common stock of the Company (“Shares”) when and as they vest. Each RSU represents an unfunded and unsecured right to receive one Share. RSUs are not property or Shares prior to settlement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1. Grant of RSUs. Effective as of «Grant Date» (the “Date of Grant”), the Company hereby grants to the Participant «Number» RSUs, subject to the terms and conditions of the Plan and this Agreement.

Each RSU represents the right to receive one Share to be issued and delivered at the end of the applicable vesting period, subject to the risk of cancellation described herein and in the Plan. No rights as a shareholder shall exist with respect to the RSUs as a result of the mere grant of the RSUs. Such rights shall exist only after issuance of the Shares following the applicable vesting period. The Participant shall not be entitled to receive, currently or on a deferred basis, any payments (i.e., “dividend equivalents”) equivalent to cash, stock or other property paid by the Company as dividends on the Company’s Shares prior to the vesting of the RSUs.

2. Vesting Schedule. Provided that the Participant continues to render services to the Company through the applicable vesting date, the RSUs shall vest as to «Vesting Schedule». In no event will any RSUs that are not vested at the time of the termination of the Participant’s service relationship become vested following such termination. Further, notwithstanding any provision of the Plan or this Agreement to the contrary, in no event will any RSUs that are not vested and exercisable immediately prior to the time of a Sale of the Company become vested because of such event.

3. Termination of Service Relationship. Any RSUs that are not vested at the time of the termination of the Participant’s service relationship will be forfeited.

4. Settlement in Shares. Vested RSUs will settle in Shares within 45 days of when the RSUs vest. In connection with such settlement, the Company shall withhold Shares that otherwise would have been delivered upon such settlement to satisfy any obligation the Company has under applicable income tax laws to withhold for income or other taxes due upon or incident to such settlement.

The Company may make delivery of Shares upon vesting of RSUs either by (i) delivering one or more stock certificates representing such Shares to the Participant, registered in the name of the Participant, or (ii) electronically depositing such Shares into an online securities account maintained for the Participant as an Employee, Director or Third Party Service Provider, as applicable, of the Company with E*Trade Securities LLC (“E*Trade”) or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Shares. All certificates for Shares and all Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Shares are then listed or quoted, and any applicable federal or state securities law.

5. Restrictive Legends. The Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) or book-entry notations evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE QUINTILES TRANSNATIONAL HOLDINGS INC. 2013 STOCK INCENTIVE PLAN, AS SUCH PLAN MAY BE ALTERED, AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH PLAN. COPIES OF THE FOREGOING PLAN ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN AWARD AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

6. Non-Transferability of RSUs. Except as may be otherwise determined by the Committee in its sole discretion, the RSUs may not be transferred.

7. Restrictions on Shares. This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required. The Participant agrees to take all steps the Committee determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement. The Committee may impose such restrictions on any Shares acquired pursuant to the RSUs as it deems advisable, including without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws as may be applicable to such Shares.

8. Forfeiture. Where a Participant engages in certain competitive activity or is terminated by the Company for Cause, his or her RSUs and Shares are subject to forfeiture conditions under Section 11.3 of the Plan. Upon the occurrence of any of the events set forth in Section 11.3 of the Plan, in addition to the remedies provided in Section 11.3, the Company shall be entitled to issue a stop transfer order and other document implementing the forfeiture to its transfer agent, the depository or any of its nominees, and any other person with respect to these RSUs and the Shares.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of the Plan and this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

11. Tax Consequences. The delivery of Shares and the subsequent disposition of those Shares may cause the Participant to be subject to federal, state and/or foreign taxation. The Participant should consult a tax advisor regarding the tax implications of receiving and disposing of Shares.

12. Acknowledgement. The Participant acknowledges and agrees: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of RSUs does not create any contractual or other right to receive future grants of RSUs or any right to continue an employment or other relationship with the Company (for the vesting period or otherwise); (iii) that the Participant remains subject to discharge from such relationship to the same extent as if the RSUs had not been granted; (iv) that all determinations with respect to any such future grants, including, but not limited to, when and on what terms they shall be made, will be at the sole discretion of the Committee; (v) that participation in the Plan is voluntary; (vi) that the value of the RSUs is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract if any; and (vii) that the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar benefits.

13. Employee Data Privacy. As a condition of the grant of these RSUs, the Participant consents to the collection, use and transfer of personal data as described in this paragraph. The Participant understands that the Company and its Affiliates hold certain personal information about the Participant, including but not limited to the Participant’s name, home address and telephone number, date of birth, social security number, salary, nationality, job title, shares of common stock or directorships held in the Company, details of all RSUs or other entitlement to shares of common stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor for the purpose of managing and administering the Plan (“Data”). The Participant further understands that the Company and/or its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plans. The Participant understands that these recipients may be located in the Participant’s country of residence or elsewhere. The Participant authorizes them to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding shares of common stock on the Participant’s behalf to a broker or other third party with whom the Shares acquired on settlement may be deposited. The Participant understands that the Participant may, at any time, view the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the local human resources representative.

14. Confidentiality. The Participant agrees not to disclose the terms of this Agreement to anyone other than the members of the Participant’s immediate family or the Participant’s counsel or financial advisors and agrees to advise such persons of the confidential nature of this offer.

15. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws but not the choice of law rules of North Carolina.

By signing below, you accept the grant of this Restricted Stock Unit Award and agree that this Restricted Stock Unit Award is subject in all respects to the terms and conditions of the Plan. Copies of the Plan and a Prospectus containing information concerning the Plan are available upon request to [Global Incentives]                     at                     .

PARTICIPANT	QUINTILES TRANSNATIONAL HOLDINGS INC.

By:
Signature	Name:
Title:

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